SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 27, 2011

STURM, RUGER & COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-10435 (Commission File Number)	06-0633559 (IRS Employer Identification Number)

ONE LACEY PLACE, SOUTHPORT, CONNECTICUT     06890

(Address of Principal Executive Offices)                                   (Zip Code)

Registrant’s telephone number, including area code (203) 259-7843

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders on April 27, 2011, the shareholders voted on the following four proposals and cast their votes as described below.

Proposal 1

The individuals listed below were elected at the Annual Meeting to serve a one-year term on the Company’s Board of Directors (the “Board”).

	Votes For	Votes Withheld	Non Votes

C. Michael Jacobi	12,983,946	150,220	3,548,921
John A. Cosentino, Jr.	13,056,961	77,205	3,548,921
James E. Service	12,961,187	172,979	3,548,921
Amir P. Rosenthal	13,055,233	78,933	3,548,921
Ronald C. Whitaker	13,061,027	76,139	3,548,921
Phillip C. Widman	13,062,256	71,910	3,548,921
Michael O. Fifer	13,064,927	69,239	3,548,921

Proposal 2

Proposal 2 was a management proposal to ratify the appointment of McGLadrey & Pullen LLP as the Company’s independent registered public accounting firm for 2011, as described in the proxy materials. This proposal was approved.

Votes For	Against	Abstain

16,607,840	47,225	28,022

Proposal 3

Proposal 3 was a management proposal to hold an advisory vote on executive compensation, as described in the proxy materials. This proposal was approved.

Votes For	Against	Abstain	Non Votes

12,156,518	551,503	426,145	3,548,921

Proposal 4

Proposal 4 was a management proposal to hold an advisory vote on the frequency of the advisory vote on executive compensation, as described in the proxy materials. “1 Year” was approved.

1 Year	Votes 11,847,993
2 Years	46,114
3 Years	797,972
Abstain	442,087
Non Votes	3,548,921

Based on these results, and consistent with the Company’s recommendation, the Board has determined that the Company will hold an advisory vote on executive compensation every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STURM, RUGER & COMPANY, INC.

By:  S/THOMAS A. DINEEN

        Name:

Thomas A. Dineen

        Title:

Principal Financial Officer,

Principal Accounting Officer,

Treasurer and Chief Financial

Officer

Dated:  April 29, 2011